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                               EXHIBIT 23.2

                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-44017 of New Mexico and Arizona Land Company on Form S-8 of our report dated March 26, 1999, except for Note 14 to the financial statements, as to which the date is March 31, 1999, appearing in this Annual Report on Form 10-K of New Mexico and Arizona Land Company for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP
Phoenix, Arizona

April 13, 1999